REVISED SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

THIS SCHEDULE A, dated July 13, 2011, is revised Schedule A to that certain Distribution Agreement dated as of July 1, 2010, as amended, between Aston Funds (f/k/a ABN AMRO Funds) and BNY Mellon Distributors Inc., (formerly known as PFPC Distributors, Inc). This Exhibit A is revised for the addition of ASTON/DoubleLine Core Plus Fixed Income Fund. This Exhibit A shall supersede all previous forms of this Exhibit A.

ASTON FUNDS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Veredus Aggressive Growth Fund

ASTON/Veredus Select Growth Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Fortis Real Estate Fund

ASTON Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Neptune International Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Cardinal Mid Cap Value Fund

ASTON Dynamic Allocation Fund

ASTON/M.D. Sass Enhanced Equity Fund

ASTON/New Century Absolute Return ETF Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/Singer Macro Allocation Fund

ASTON/Crosswind Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

BNY MELLON INVESTMENT SERVICING (US) INC.	ASTON FUNDS

By:	By:

Name:	Name:

Title:	Title: